Exhibit 99.2

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter Ended
	March 31, 2006		March 31, 2005
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$214		$200
Real Estate	61		68
Manufacturing	134		129
Other	5		3

Total Revenues	414		400

Costs and Expenses:
Cost of Goods Sold:
Timber	121		102
Real Estate	16		24
Manufacturing	123		118
Other	1		1

Total Cost of Goods Sold	261		245

Selling, General and Administrative	26		21

Total Costs and Expenses	287		266

Operating Income	127		134
Interest Expense, net	31		27

Income before Income Taxes	96		107
Provision for Income Taxes	4		5

Income from Continuing Operations	92		102
Gain on Sale of Properties, net of tax	--		20

Net Income Before Cumulative Effect of Accounting Change	92		122
Cumulative Effect of Accounting Change, net of tax	2		--

Net Income	$94		$122

Income from Continuing Operations per Share
- Basic	$0.5	0	$0.5	6
- Diluted	$0.5	0	$0.5	6

Net Income per Share
- Basic	$0.5	1	$0.6	7
- Diluted	$0.5	1	$0.6	6

Weighted Average Number of Shares Outstanding
- Basic	184.	2	183.	9
- Diluted	184.	7	184.	5

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2006	December 31, 2005
	(In Millions, Except Per Share Amounts)
ASSETS

Current Assets:
Cash and Cash Equivalents	$419	$369
Restricted Advance from Customer	32	23
Accounts Receivable	50	44
Like-Kind Exchange Funds Held in Escrow	1	30
Inventories	78	75
Deferred Tax Asset	17	17
Other Current Assets	16	16

	613	574

Timber and Timberlands - Net	3,942	3,961
Property, Plant and Equipment - Net	229	234
Investment in Grantor Trusts	26	26
Other Assets	16	17

Total Assets	$4,826	$4,812

LIABILITIES

Current Liabilities:
Current Portion of Long-Term Debt	$232	$161
Short-Term Debt	50	50
Accounts Payable	36	45
Interest Payable	41	30
Wages Payable	11	25
Taxes Payable	19	18
Deferred Revenue	42	35
Other Current Liabilities	13	11

	444	375

Long-Term Debt	1,452	1,524
Lines of Credit	495	495
Deferred Tax Liability	40	39
Other Liabilities	47	54

Total Liabilities	2,478	2,487

Commitments and Contingencies

STOCKHOLDERS' EQUITY

Preferred Stock, $0.01 par value, authorized shares - 75.0,
outstanding - none	--	--
Common Stock, $0.01 par value, authorized shares - 300.6,
issued (including Treasury Stock) - 186.4 at March 31, 2006,
and 186.2 at December 31, 2005	2	2
Additional Paid-In Capital	2,186	2,181
Retained Earnings	206	186
Treasury Stock, at cost, Common Shares - 2.0	(44)	(44)
Other Equity	(2)	--

Total Stockholders' Equity	2,348	2,325

Total Liabilities and Stockholders' Equity	$4,826	$4,812

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Quarter Ended
	March 31, 2006	March 31, 2005
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$94	$122
Adjustments to Reconcile Net Income to
Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	31	27
Basis of Real Estate Sold	10	18
Deferred Income Taxes	1	(1)
Gain on Sale of Properties	--	(21)
Working Capital Changes	9	(64)
Other	(5)	(2)

Net Cash Provided By Operating Activities	140	79

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(17)	(10)
Other	--	1

Net Cash Used In Investing Activities	(17)	(9)

Cash Flows From Financing Activities:
Dividends	(74)	(70)
Borrowings on Line of Credit	663	529
Repayments on Line of Credit	(663)	(529)
Proceeds from Stock Option Exercises	2	3
Other	(1)	(1)

Net Cash Used In Financing Activities	(73)	(68)

Increase In Cash and Cash Equivalents	50	2
Cash and Cash Equivalents:
Beginning of Period	369	347

End of Period	$419	$349

Plum Creek Timber Company, Inc. Segment Data (Unaudited)

	First Quarter 2006	First Quarter 2005
	(In Millions)
Revenues:
Northern Resources	$115	$88
Southern Resources	122	131
Real Estate	61	68
Manufacturing	134	129
Other	5	3
Eliminations	(23)	(19)

Total Revenues	$414	$400

Operating Costs and Expenses:
Northern Resources	$80	$59
Southern Resources	72	68
Real Estate	17	25
Manufacturing	126	121
Other	--	1
Other Costs and Eliminations	(8)	(8)

Total Costs and Expenses	$287	$266

Operating Income (Loss)
Northern Resources	$35	$29
Southern Resources	50	63
Real Estate	44	43
Manufacturing	8	8
Other	5	2
Other Costs and Eliminations	(15)	(11)

Total Operating Income	$127	$134

Plum Creek Timber Company, Inc. Selected Operating Statistics (Unaudited)

		2006	2005
		1st Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD
Sales Realization	Units
Southern Resources
Sawlog	$/Ton Stumpage	$35	$38	$38	$36	$37	$37
Pulpwood	$/Ton Stumpage	$8	$9	$9	$8	$7	$8

Northern Resources
Sawlog	$/Ton Delivered	$77	$76	$77	$79	$77	$77
Pulpwood	$/Ton Delivered	$37	$37	$37	$39	$38	$38

Lumber (1)	$/MBF	$467	$483	$459	$440	$435	$454
Plywood (1)	$/MSF	$452	$419	$422	$418	$444	$425
Fiberboard (1)	$/MSF	$445	$449	$458	$441	$434	$446

Sales Volume
Southern Resources
Sawlog	1,000 Tons	1,749	1,899	1,899	1,553	1,624	6,975
Pulpwood	1,000 Tons	1,642	1,592	1,825	1,690	1,696	6,803

Total Harvest		3,391	3,491	3,724	3,243	3,320	13,778

Northern Resources
Sawlog	1,000 Tons	1,151	906	774	898	1,011	3,589
Pulpwood	1,000 Tons	766	499	319	467	529	1,814

Total Harvest		1,917	1,405	1,093	1,365	1,540	5,403

Lumber	MBF	99,367	102,857	105,028	103,099	96,003	406,987
Plywood	MSF	75,769	75,483	75,235	76,692	71,115	298,525
Fiberboard	MSF	69,076	61,806	61,843	62,231	62,407	248,287

(1) Represents prices at mill level.

Plum Creek Timber Company, Inc. Land Sale Statistics (Unaudited)

	2006	2005
	1st Qtr	1st Qtr	2nd Qtr		3rd Qtr	4th Qtr	YTD
Acres Sold
Small Non-strategic	15,050	18,525	13,315		85,610	30,750	148,200
Large Non-strategic	--	--	625	*	--	39,375	40,000
Conservation	1,815	8,650	450		11,600	1,900	22,600
HBU/Recreation	3,860	9,100	4,510		5,620	1,770	21,000
Development Properties	1,075	20	140		20	20	200
Conservation Easements	n/a	n/a	n/a		n/a	n/a	n/a

	21,800	36,295	19,040		102,850	73,815	232,000
Price per Acre
Small Non-strategic	$1,465	$1,225	$1,425		$1,050	$905	$1,075
Large Non-strategic	--	--	$1,820		--	$763	$780
Conservation	$1,475	$1,550	$3,225		$760	$1,225	$1,151
HBU/Recreation	$4,960	$2,600	$2,550		$3,030	$3,905	$2,814
Development Properties	$8,595	$23,500	$13,785		$14,300	$10,700	$14,500
Conservation Easements	$1,300	$427	--		--	$490	$450

Revenue ($ millions)
Small Non-strategic	$22	$23	$19		$90	$28	$160
Large Non-strategic	--	--	$1		--	$30	$31
Conservation	$3	$13	$2		$9	$2	$26
HBU/Recreation	$19	$24	$11		$17	$7	$59
Development Properties	$9	--	$3		--	--	$3
Conservation Easements	$8	$8	--		--	$5	$13

	$61	$68	$36		$116	$72	$292

Basis of Real Estate Sold	$10	$18	$10		$54	$42	$124
($ millions)

* Represents the completion of the sale of our Pennsylvania properties. Initial sale was in 2004.